AMENDMENT
                               DATED MAY 19, 2010,
                                     TO THE
                       DISTRIBUTION PLAN - A-CLASS SHARES
                                       OF
                               RYDEX SERIES FUNDS,
                             DATED NOVEMBER 5, 2001,
                                   AS AMENDED

                                    EXHIBIT A

                               RYDEX SERIES FUNDS
                       DISTRIBUTION FEES - A-CLASS SHARES

RYDEX SERIES FUNDS

     Nova Fund
     Inverse S&P 500 Strategy Fund
     NASDAQ-100(R) Fund
     Inverse NASDAQ-100(R) Strategy Fund
     Mid-Cap 1.5x Strategy Fund
     Russell 2000(R) 1.5x Strategy Fund
     Government Long Bond 1.2x Strategy Fund
     Inverse Government Long Bond Strategy Fund
     U.S. Government Money Market Fund
     Europe 1.25x Strategy Fund
     S&P 500 Pure Value Fund
     S&P 500 Pure Growth Fund
     S&P MidCap 400 Pure Value Fund
     S&P MidCap 400 Pure Growth Fund
     Inverse Mid-Cap Strategy Fund
     S&P SmallCap 600 Pure Value Fund
     S&P SmallCap 600 Pure Growth Fund
     Inverse Russell 2000(R) Strategy Fund
     Strengthening Dollar 2x Strategy Fund
     Weakening Dollar 2x Strategy Fund
     Banking Fund
     Basic Materials Fund
     Biotechnology Fund
     Commodities Strategy Fund
     Consumer Products Fund
     Electronics Fund
     Energy Fund
     Energy Services Fund
     Financial Services Fund
     Health Care Fund
     Internet Fund
     Leisure Fund
     Precious Metals Fund
     Retailing Fund
     Real Estate
     Technology Fund
     Telecommunications Fund
     Transportation Fund
     Utilities Fund
     All-Cap Opportunity Fund
     Global 130/30 Strategy Fund
     Multi-Hedge Strategies Fund
     S&P 500 Fund

     Russell 2000(R) Fund
     All-Asset Conservative Strategy Fund
     All-Asset Moderate Strategy Fund
     All-Asset Aggressive Strategy Fund
     Managed Futures Strategy Fund
     High Yield Strategy Fund
     Inverse High Yield Strategy Fund
     International Opportunity Fund
     Japan 2x Strategy Fund
     Alternative Strategies Allocation Fund
     Long/Short Commodities Strategy Fund
     Global Market Neutral Fund
     EVENT DRIVEN AND DISTRESSED STRATEGIES FUND
     ALTERNATIVE STRATEGIES FUND
     LONG SHORT EQUITY STRATEGY FUND
     LONG SHORT INTEREST RATE STRATEGY FUND

                          ADDITIONS ARE NOTED IN BOLD.

DISTRIBUTION FEES

Distribution Services..   twenty-fivE basis points (.25%)

CALCULATION OF FEES

     Distribution fees are based on a percentage of the Funds' average daily net assets attributable to Shares of the Funds.